Exhibit 99.1
ATLAS ENERGY RESOURCES, LLC
REPORTS RECORD FINANCIAL RESULTS FOR
THE THIRD QUARTER 2008
Pittsburgh, PA — November 3, 2008 — Atlas Energy Resources, LLC (NYSE: ATN) (“Atlas Energy” or “the Company”) today reported record financial results for the third quarter 2008.
The highlights of the results for the third quarter 2008 include:
•	Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, of $80.5 million, as compared with $71.5 million for the third quarter 2007, an increase of $9.0 million, or approximately 13%. The increase over the prior year was primarily related to 12% growth in Appalachian production and a 9% increase in gross margin generated from partnership management fee sources. A reconciliation from net income to Adjusted EBITDA is provided in the financial tables of this release;

•	Distributable cash flow of $53.4 million, an increase of $7.6 million, or 17%, compared to the prior year comparable quarter. A reconciliation from net income to distributable cash flow is provided in the financial tables of this release;

•	Net income of $38.2 million, an increase of $6.6 million, or 21%, compared to the prior year comparable quarter; and

•	Revenues of $213.6 million, an increase of $33.4 million, or approximately 19%, compared to the prior year comparable period.
Based on the financial results for the third quarter 2008, the Company declared a quarterly cash distribution of $0.61 per unit for the period at a cash distribution coverage ratio of 1.4x. This distribution reflects an approximate 11% increase compared to the third quarter 2007 distribution of $0.55 per unit at a cash distribution coverage ratio of 1.4x. This quarter’s distribution will be paid on November 14, 2008 to unitholders of record as of November 10, 2008.
* * *

Recent Events
•	In the third quarter 2008, Atlas Energy established a position in the New Albany Shale of southwestern Indiana by acquiring 114,000 net acres and by entering into a farmout agreement that will give it the rights to an additional 78,000 net acres (121,000 gross acres). These transactions afford Atlas Energy the opportunity to drill on 284,000 gross acres, including the 121,000 gross acre farmout. Using capital from its syndicated oil and gas investment programs, Atlas Energy plans to begin drilling in 2008 and plans over 100 horizontal wells by the end of 2009.

•	The Company completed fundraising for Atlas Energy’s Public #17-2007 (B) drilling program in the third quarter 2008, raising a record $236.4 million in investor funds. Atlas Resources Public #18-2008 (A) L.P. became effective on October 27, 2008. This is the first of up to three partnerships seeking to raise a total of $600 million (1).
Operating Highlights
•	Marcellus Shale development:
o	To date, the Company has drilled 98 Marcellus Shale wells, of which 90 wells currently have normalized production approaching 25 million cubic feet (“Mmcf”) per day into a pipeline (8 wells are waiting on completion);

o	As of September 30, 2008, Atlas Energy controlled approximately 555,000 Marcellus acres in Pennsylvania, New York and West Virginia, of which approximately 271,000 of these acres are located in the Company’s current focus area of southwestern Pennsylvania;

o	The Company continues to realize average peak production rates (24 hours into a pipeline) of approximately 1 Mmcf per day, with its best wells having initial peak rates of approximately 3.6 Mmcf per day. The Company’s last 13 vertical Marcellus wells have averaged initial rates of production of 1.3 Mmcf per day, which is 30% higher than Atlas’s prior average vertical Marcellus well.
•	Net natural gas and oil production for the Company totaled 96.2 million cubic feet equivalents (“Mmcfe”) per day in the third quarter 2008, a 5.4% increase compared to the third quarter 2007;

•	As of September 30, 2008, the Company held a total acreage position of approximately 1,250,000 net acres, of which 743,000 are undeveloped, an increase of 24% from the net acreage position at September 30, 2007.

(1)	Atlas Energy’s subsidiary serves as managing general partner of the partnership. A written prospectus meeting the requirements of Section 10 of the Securities Act may be obtained when available from Anthem Securities, Inc. (a subsidiary of Atlas Energy), 1550 Coraopolis Heights Rd. — 2nd Floor, Moon Township, PA 15108.

Appalachia Segment Results
•	Net natural gas and oil production in the Appalachian Basin averaged 35.7 Mmcfe per day in the third quarter of 2008, an 11.7% increase compared to the third quarter 2007. The average daily production was approximately 37.1 Mmcfe per day in September 2008, which represents over a 10% increase from June of this year.

•	Atlas Energy drilled 229 gross wells in Appalachia during the third quarter 2008, including 30 wells drilled into the Marcellus Shale. The Company connected 216 wells to its gathering systems during the third quarter 2008.

•	Gross margin from partnership management fee sources increased by 9% to $22.5 million in the third quarter 2008 compared to $20.7 million in the prior year third quarter, resulting from increases in per well construction revenues, per well servicing revenues and administrative and oversight fees.

•	As of September 30, 2008, the Company held approximately 885,000 net acres in the Appalachian Basin, of which approximately 616,000 acres were undeveloped, an increase of 24% from the net acreage position at September 30, 2007.

•	As of September 30, 2008, the Company had identified 3,739 geologically favorable shallow drilling locations on its acreage in the Appalachian Basin, which does not include any locations prospective for the Marcellus Shale, and had an interest in approximately 9,050 gross producing wells in Appalachia, of which it operated approximately 85%.
Michigan Segment Results
•	Net natural gas and oil production from Michigan’s Antrim Shale averaged 60.5 Mmcfe per day in the third quarter of 2008, a 2% increase compared to the third quarter 2007.

•	The Company drilled 49 gross wells in Michigan during the third quarter 2008. The Company also connected 56 wells in Michigan during the third quarter 2008.

•	At September 30, 2008, the Company had approximately 272,000 net acres in the Antrim Shale in Michigan, of which approximately 33,500 acres were undeveloped. On this acreage, the Company had 730 drilling locations in the Antrim Shale, almost all of which were proved infill locations.

•	As of September 30, 2008, the Company had an interest in approximately 2,416 gross wells in Michigan, of which it operated approximately 76%.

Hedging Summary
The Company entered into additional hedging contracts in the current period for its natural gas and oil production. A summary of the Company’s aggregate hedge positions as of November 4, 2008 are as follows:
Natural Gas
Fixed Price Swaps

	Average
Production Period	Hedge Price (1) (3)	Percentage
Ended December 31,	(per mcf)	Hedged (2)
2008	$9.19	82%
2009	$8.80	79%
2010	$8.31	56%
2011	$8.02	40%
2012	$8.22	30%
2013	$8.90	3%
Costless Collars

	Average	Average
Production Period	Hedge Floor (1) (3)	Hedge Ceiling (1) (3)	Percentage
Ended December 31,	(per mcf)	(per mcf)	Hedged (2)
2008	$7.71	$9.64	3%
2009	$11.26	$15.68	1%
2010	$8.12	$9.32	7%
2011	$7.68	$8.64	16%
2012	$7.15	$8.54	2%
Crude Oil
Fixed Price Swaps

	Average
Production Period	Hedge Price(1)	Percentage
Ended December 31,	(per bbl)	Hedged (2)
2008	$103.13	40%
2009	$99.92	38%
2010	$97.31	32%
2011	$96.40	27%
2012	$96.00	22%
2013	$96.06	5%
Costless Collars

	Average	Average
Production Period	Hedge Floor (1)	Hedge Ceiling (1)	Percentage
Ended December 31,	(per bbl)	(per bbl)	Hedged (2)
2008	$85.00	$125.03	23%
2009	$85.00	$118.09	23%
2010	$85.00	$112.72	20%
2011	$85.00	$110.72	17%
2012	$85.00	$110.05	14%
2013	$85.00	$110.09	3%

(1)	“Mcf” represents thousand cubic feet; “Bbl” represents barrel.

(2)	Percentages hedged are based on actual third quarter 2008 natural gas and crude oil production

(3)	Includes an estimated positive basis differential and Btu adjustment.

•	The Company also has LIBOR interest rate swaps at a three-year fixed swap rate of 3.11% on $150.0 million of outstanding debt through January 2011.
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Interested parties are invited to access the live webcast of the Company’s third quarter 2008 results on Monday, November 3, 2008 at 2:00 pm ET by going to the Investor Relations section of the Company’s website at www.atlasenergyresources.com. An audio replay of the conference call will also be available beginning at 4:00 pm EST on Monday, November 3, 2008. To access the replay, dial 1-888-286-8010 and enter conference code 51968803.
Atlas Energy Resources, LLC develops and produces domestic natural gas and oil and is one of the largest independent energy producers in the Eastern United States. Atlas Energy sponsors and manages tax-advantaged investment partnerships, in which it co-invests, to finance the development of its acreage. For more information, visit the Company’s website at www.atlasenergyresources.com or contact investor relations at bbegley@atlasamerica.com.
Atlas America, Inc. owns an approximate 64% limited partner interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD) and an approximate 48% common unit interest and all of the Class A and management incentive interests in Atlas Energy Resources, LLC. For more information, please visit Atlas America’s website at www.atlasamerica.com, or contact Investor Relations at bbegley@atlasamerica.com.
Atlas Pipeline Partners, L.P. is active in the transmission, gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, Arkansas, southern Kansas, northern and western Texas and the Texas panhandle, the Partnership owns and operates eight active gas processing plants and a treating facility, as well as approximately 7,900 miles of active intrastate gas gathering pipeline and a 565-mile interstate natural gas pipeline. In Appalachia, it owns and operates natural gas gathering pipelines in western Pennsylvania, western New York, eastern Ohio and northeastern Tennessee. For more information, visit our website at www.atlaspipelinepartners.com or contact bbegley@atlaspipelinepartners.com.
Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common units of Atlas Pipeline Partners, L.P.
Certain matters discussed within this press release are forward-looking statements. Although Atlas Energy Resources, LLC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Energy’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ATLAS ENERGY RESOURCES, LLC
Financial Summary
(unaudited; in thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES
Well construction and completion	$116,987	$103,324	$343,466	$240,841
Gas and oil production	81,234	63,265	236,417	109,840
Administration and oversight	5,216	5,364	15,370	13,347
Well services	5,298	4,845	15,362	12,721
Gathering	4,886	3,471	15,151	10,509
Gain on mark-to-market derivatives	—	—	—	26,257

Total revenues	213,621	180,269	625,766	413,515

COSTS AND EXPENSES
Well construction and completion	101,727	89,847	298,666	209,427
Gas and oil production	16,315	11,960	44,601	20,307
Well services	2,753	2,515	7,815	6,705
Gathering	4,625	3,336	14,358	10,374
General and administrative	11,952	9,062	36,030	27,319
Depreciation, depletion and amortization	23,586	19,013	68,344	31,688

Total operating expenses	160,958	135,733	469,814	305,820

OPERATING INCOME	52,663	44,536	155,952	107,695

OTHER INCOME (EXPENSE)
Interest expense	(14,798)	(13,032)	(42,666)	(14,972)
Other-net	315	108	796	495

Total other expense	(14,483)	(12,924)	(41,870)	(14,477)

Net income	$38,180	$31,612	$114,082	$93,218

Allocation of net income attributable to members’ interests:
Class A units	$2,417	$1,416	$6,836	$2,648
Class B common units	35,763	30,196	107,246	90,570

Net income attributable to members’ interests	$38,180	$31,612	$114,082	$93,218

Net income per Class B common unit:
Basic	$0.56	$0.50	$1.73	$2.02

Diluted	$0.56	$0.49	$1.71	$1.99

Weighted average Class B common units outstanding:
Basic	63,381	60,710	62,083	44,933

Diluted	64,162	61,502	62,858	45,480

	September 30,	December 31,
	2008	2007
Balance Sheet Data (at period end):
Cash and cash equivalents	$19,300	$25,258
Property and equipment, net	1,860,858	1,693,467
Total assets	2,083,211	1,891,234
Total debt	868,843	740,030
Total members’ equity	945,867	836,115

ATLAS ENERGY RESOURCES, LLC
Financial Information
(unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Capital Expenditure data:
Maintenance capital expenditures	$12,975	$12,975	$38,925	$30,475
Expansion capital expenditures	77,641	59,555	184,066	1,364,792

Total	$90,616	$72,530	$222,991	$1,395,267

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Reconciliation of net income to non-GAAP measures: (1)
Net income	$38,180	$31,612	$114,082	$93,218
Depreciation and amortization	23,586	19,013	68,344	31,688
Interest expense	14,798	13,032	42,666	14,972

EBITDA	76,564	63,657	225,092	139,878

Adjustment to reflect cash impact of derivatives (2)	2,560	6,503	10,508	6,503
Gain on mark-to-market derivatives (3)	—	—	—	(26,257)
Non-recurring derivative fees	—	—	—	3,873
Non-cash compensation expense	1,362	1,294	4,021	3,382

Adjusted EBITDA	80,486	71,454	239,621	127,379
Interest expense	(14,798)	(13,032)	(42,666)	(14,972)
Amortization of deferred financing costs (included within interest expense)	670	360	2,182	858
Maintenance capital expenditures	(12,975)	(12,975)	(38,925)	(30,475)

Distributable cash flow	$53,383	$45,807	$160,212	$82,790

(1)	EBITDA, Adjusted EBITDA, Adjusted net income and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of Atlas Energy believes that EBITDA, Adjusted EBITDA, Adjusted net income and distributable cash flow provide additional information for evaluating the Company’s ability to make distributions to its unitholders, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy financial covenants under its credit facility. EBITDA, Adjusted EBITDA, Adjusted net income and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(2)	Represents cash proceeds received from the settlement of ineffective derivative gains recognized in fiscal 2007 associated with the acquisition of AGO from natural gas produced during the quarter and year-to-date but not reflected in the three months and nine months ended September 30, 2008 consolidated statements of income.

(3)	Represents ineffective non-cash gains related to the change in value of derivative contracts associated with the acquisition of AGO on June 29, 2007.

ATLAS ENERGY RESOURCES, LLC
Operating Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Production revenues (in thousands):
Gas (1)	$77,253	$60,302	$224,345	$102,439
Oil	$3,956	$2,938	$12,014	$7,357

Production volume:(1) (2) (3)
Appalachia:
Gas (Mcf/day)	33,228	29,324	31,929	26,220
Oil (Bbls/day)	413	443	410	422

Total (Mcfed) Oil (Bbls/day)	35,706	31,982	34,389	28,752

Michigan: (4)
Gas (Mcf/day)	60,436	59,304	59,755	59,325
Oil (Bbls/day)	11	3	11	3

Total (Mcfed) Oil (Bbls/day)	60,502	59,322	59,821	59,343

Total (Mcfe/day)	96,209	91,304	94,210	88,095

Average sales prices: (3) (5)
Gas (per Mcf) (6)	$9.26	$8.19	$9.35	$8.55
Oil (per Bbl)(7)	$101.34	$71.63	$104.15	$63.75

Production costs:(8)
Lease operating expenses as a percent of production revenues	9%	10%	9%	10%
Lease operating expenses per Mcfe	$0.85	$0.74	$0.82	$0.78
Production taxes per Mcfe	0.41	0.25	0.39	0.17

Total production costs per Mcfe	$1.26	$0.99	$1.21	$0.95

Depletion per Mcfe	$2.57	$2.19	$2.55	$2.24

(1)	Excludes sales of residual gas and sales to landowners.

(2)	Production quantities consist of the sum of (i) our proportionate share of production from wells in which we have a direct interest, based on our proportionate net revenue interest in such wells, and (ii) our proportionate share of production from wells owned by the investment partnerships in which we have an interest, based on our equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(3)	“Mcf” and “mcfd” represent thousand cubic feet and thousand cubic feet per day; “mcfe” and “mcfed” represent thousand cubic feet equivalent and thousand cubic feet equivalent per day, and “bbl” and “bpd” represent barrels and barrels per day. Barrels are converted to mcfe using the ratio of six mcf’s to one barrel.

(4)	Atlas Energy acquired AGO on June 29, 2007, and production volume from these assets have only been included from that date.

(5)	Atlas Energy’s average sales price for gas before the effects of financial hedging were $10.49 and $6.55 per Mcf for the three months ended September 30, 2008 and 2007 and $10.03 and $7.12 per Mcf for the nine months ended September 30, 2008 and 2007, respectively.

(6)	Includes cash proceeds received from the settlement of derivative contracts of $2.6 million and $6.5 million for the three months ended September 30, 2008 and 2007, respectively, and $10.5 million and $6.5 million for the nine months ended September 30, 2008 and 2007, respectively. The cash proceeds received from the settlement of derivative contracts were not included as gas revenue for the respective periods.

(7)	Atlas Energy’s average sales price for oil before the effects of financial hedging were $106.94 and $108.09 per barrel for the three months and nine months ended September 30, 2008. There were no oil financial hedges for the three months and nine months ended September 30, 2007.

(8)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead.